SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
___________

FORM 8-K
___________

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):      January 5, 2010

CHINA VOIP & DIGITAL TELECOM INC.
 (EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

Nevada	333-131017	98-0509797
(STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)	(COMMISSION FILE NO.)	(IRS EMPLOYEE IDENTIFICATION NO.)

11th Floor Tower B1, Yike Industrial Base, Shunhua Rd,
High-tech Industrial Development Zone, Jinan, China 250101
 (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

86-531-87027114
 (ISSUER TELEPHONE NUMBER)

(FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement

On January 5, 2010, China VoIP & Digital Telecom Inc. (the “Company”) entered into a Securities Redemption and Pay-off Agreement (the “Settlement Agreement”) with Castlerigg Master Investments, Ltd. (the “Investor”).  The Settlement Agreement sets forth certain terms with respect to the satisfaction by the Company of obligations owed to the Investor under various agreements entered into between the Company and the Investor (the “Financing Agreements”).  A copy of the Settlement Agreement is attached hereto as Exhibit 10.1 and is hereby incorporated by reference.

The Financing Agreements consist of (i) a Securities Purchase Agreement, dated December 21, 2007, as amended, (ii) an Amended and Restated Senior Secured Convertible Note, dated as of December 8, 2008 (the “2008 Note”), (iii) a Series A Warrant, dated as of December 8, 2008 (the “2008 Series A Warrant”), exercisable into 23,062,731 shares of the Company’s Common Stock (“Common Stock”), (iv) a Series B Warrant, dated December 8, 2008 (the “2008 Series B Warrant”), exercisable into 16,143,911 shares of Common Stock, (v) a Series C Warrant, dated December 8, 2008 (the “2008 Series C Warrant”), exercisable into 16,489,852 shares of Common Stock, (vi) a Series D Warrant dated as of December 8, 2008 (the “2008 Series D Warrant,” and together with the 2008 Series A Warrant, 2008 Series B Warrant and 2008 Series C Warrant, the “2008 Warrants”), exercisable into 7,500,000 shares of Common Stock.

Pursuant to the Settlement Agreement, the Investor has agreed to accept $3,000,000 from the Company in exchange for the redemption of the 2008 Note and the 2008 Warrants, but only upon the terms and conditions expressly set forth in the Settlement Agreement, including the Company’s completion of certain conditions precedent set forth in Section 3 of the Settlement Agreement (the “Conditions”).  Upon the satisfaction of the Conditions and the closing of the Settlement Agreement, (i) the Company shall pay to the Investor $3,000,000, (ii) the Investor and the Company will release each other from all claims related to the Financing Agreements as of the date of the Settlement Agreement, (iii) the Investor will transfer and convey to the Company the 2008 Note and 2008 Warrants, and (iv) the Company shall redeem from the Investor the 2008 Note and the 2008 Warrants.

Prior to the closing of the Settlement Agreement, the Investor  is converting a portion of the 2008 Note for 1,000,000 shares of the Company’s Common Stock pursuant to the terms of the 2008 Note.  The issuance of these shares is one of the Conditions required to be completed prior to closing.

In the event that the closing of the Settlement Agreement does not occur on or before sixty days from the date of the Settlement Agreement, the Investor has the option to terminate the Settlement Agreement.

Item 1.02.  Termination of a Material Definitive Agreement.

The disclosure contained in Item 1.01 above is incorporated herein by reference.

Item 9.01. Exhibits

Exhibit      Description
10.1           Securities Redemption and Pay-Off Agreement, dated January 5, 2010.

 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

CHINA VOIP & DIGITAL TELECOM, INC.
Dated: January 11, 2010
By: /s/ Li Kunwu
Li Kunwu President and Chief Executive Officer

Exhibit Index

Exhibit      Description

10.1           Securities Redemption and Pay-off Agreement, dated January 5, 2010.